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                                                                   Exhibit 10.28


                          INTERIM MANAGEMENT AGREEMENT

         This Interim Management Agreement (the "Agreement") is made and entered into as of May 16, 1997, by and between EASTWOOD HOSPITAL, INC., a Delaware corporation ("Eastwood"), and NAHC OF TENNESSEE, INC., a Tennessee corporation ("NAHC").

                              W I T N E S S E T H:

         WHEREAS, Eastwood owns and operates a Mental Health Outpatient Facility (the "Business") at 3960 Knight Arnold Road, Suite 303, Memphis, Tennessee 38118, licensed by the State of Tennessee Department of Mental Health and Mental Retardation (the "Department") under License Number L-214-037-557; and

         WHEREAS, NAHC and Eastwood, among others, have entered into an Asset Purchase Agreement dated May 1, 1997, as amended, with respect to the sale by Eastwood, and the acquisition by NAHC of certain assets related to Eastwood Hospital (the "Purchase Agreement"), including those related to the Business; and

         WHEREAS, approval of the transfer of the Business by the Department (the "Approval") is a condition precedent to such transfer and, pursuant to
Section 1.6 of the Purchase Agreement, the parties have agreed that until such time as the Approval is received, the Business shall be retained by Eastwood, and considered an "Excluded Asset" until such approval is received; and

         WHEREAS, during the period that the parties are awaiting the Approval, NAHC desires to manage, and Eastwood desires that NAHC manage, the operations of the Business, subject to the terms and conditions provided herein;

         NOW, THEREFORE, in consideration of the recitals set forth above, the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. Appointment of NAHC as Manager. Eastwood hereby appoints NAHC as the sole and exclusive manager of the operations of the Business as encompassed within this Agreement, and NAHC hereby accepts such appointment. As exclusive manager, NAHC shall have the right to control and maintain the operational aspects of the Business in all respects. It is acknowledged that NAHC shall operate the Business as an independent contractor. NAHC shall operate the Business in the same manner as is customary and usual in the operation of comparable businesses, and provide such services as are customarily provided by operators of comparable businesses. In this connection and except as otherwise set forth herein, NAHC shall have, subject in all instances to the direction of Eastwood, discretion in the operation, management and


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supervision of the Business, but shall have no authority, power or right to sell, pledge, gift or otherwise alienate any assets of Eastwood except sales of assets in the ordinary and customary course of the Business.

         Section 2. Operations. During the term hereof, the duties of NAHC with respect to the operation of the Business shall include, without limitation:

                  a. Selection, hiring and supervision of all personnel.

                  b. Invoicing and collection services with respect to all services performed during the term of this Agreement and processing and payment of all accounts payable with respect to all such items incurred during the term of this Agreement.

                  c. Providing all necessary bookkeeping services for the operation of the Business.

                  d. Payment of all rents and operating costs arising during the term of this Agreement.

                  e. Compliance with all applicable statutes and regulations pertaining to the operation of the Business.

                  f. Preparation, processing and payment of payrolls out of the revenues of the Business, including withholding taxes.

                  g. Payment of all federal, state and local taxes related to the operation of the Business during the term of this Agreement.

         Section 3. Maintenance. During the term hereof, NAHC shall pay for out of the revenues of the Business all utility charges and other expenses incurred in the operation of the Business, and shall be responsible for maintenance and repair of the equipment and facilities of the Business as required to maintain them in good operating order, present inoperative conditions and ordinary wear and tear excepted.

         Section 4. Employees. NAHC shall, at its expense, hire, supervise and direct the work of, and discharge if necessary, all personnel working at the Business pursuant to NAHC's policies and procedures. All employees shall be employees of NAHC. NAHC shall comply with applicable laws and regulations concerning workers' compensation, Social Security, unemployment insurance, hours of labor, wages, working conditions and like subjects affecting employees as such.

         Section 5. Term. The term of this Agreement shall begin on 12:01 a.m., May 16, 1997, and terminate upon NAHC's receipt of the Approval. Upon receipt of the Approval,





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the Business shall automatically, with no further acts by either party, no longer be considered to be "Excluded Assets," and shall be considered a part of the "Assets," each as defined in the Purchase Agreement. NAHC shall promptly notify Eastwood upon receipt of the Approval.

         Section 6. Leases/Contracts. Except as otherwise permitted by the provisions of this Agreement, NAHC shall not enter into or renew any lease or contract for a term exceeding the term of this Agreement without the prior written consent of Eastwood.

         Section 7. Insurance. NAHC shall maintain, at its expense, all insurance coverage on its premises and the Business covering risks and liabilities in amounts consistent with current coverages; provided, however, that NAHC shall be responsible for professional liability insurance for its employees.

         Section 8. Management Fees. In consideration of, and as remuneration for, the services provided in this Agreement, NAHC shall receive and retain all revenues generated by the Business, irrespective of whether received by NAHC or Eastwood during or after the term hereof. NAHC shall, however, bear the risk of all operating losses generated by the Business during said term.

         Section 9. Notice. Any notice required or permitted to be given or served by either party to this Agreement shall be given in accordance with the Purchase Agreement.

         Section 10. Government Access to Books and Records. To the extent required by Section 1861(v)(1)(I) of the Federal Social Security Act, and until the expiration four (4) years after the furnishing of services pursuant to this Agreement, NAHC shall make available, upon written request to the Secretary of Health and Human Services, or upon request to the Comptroller General, or any of their duly authorized representatives, this Agreement and books, documents and records of NAHC that are necessary to certify the nature and extent of the cost claimed to Medicare with respect to the services provided under this Agreement. If NAHC carries out any of the duties of this Agreement through a subcontract, with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve
(12) month period, with a related organization, then until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, NAHC shall cause the related organization to make available, upon written request to the Secretary of Health and Human Services, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract and books, documents and records of such related organization that are necessary to verify the nature and extent of the costs claimed to Medicare with respect to the services provided under this Agreement.

         Section 11. Governing Law. This Agreement is made and entered into in the State of Delaware and shall be construed under the laws of the State of Tennessee.





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         Section 12. Assignment. Neither party may assign or delegate any of its rights, duties or obligations under this Agreement to any third party without the prior written consent of the other party, and any prohibited assignment or delegation shall be deemed null and void.

         Section 13. Entire Agreement and Agreements. This Agreement, along with the Purchase Agreement, contains the entire agreement between the parties hereto with respect to the subject matter hereof. The terms of this Agreement shall not be amended, nullified or supplemented except by written agreement duly executed by both parties.









                      [Signatures Appear on Following Page]




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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Agreement on the date first written above.

                                     EASTWOOD HOSPITAL, INC.


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------

                                     NAHC OF TENNESSEE, INC.


                                     By:
                                         ---------------------------------------
                                     Title:
                                            ------------------------------------




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